                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              JUST FOR FEET, INC.
                ________________________________________________
                (Name of Registrant as Specified in Its Charter)

                                  NOT APPLICABLE
      ___________________________________________________________________
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ____________________

     2)   Aggregate number of securities to which transaction applies:

          ____________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/_____________________________

     4)   Proposed maximum aggregate value of transaction:___________________

     5)   Total fee paid:____________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:_____________________________________________

     2)   Form, Schedule or Registration Statement No.:_______________________

     3)   Filing Party:_______________________________________________________

     4)   Date Filed:_________________________________________________________

--------------------
/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                  [LOGO FOR JUST FOR FEET, INC. APPEARS HERE]

                              JUST FOR FEET, INC.
                            7400 Cahaba Valley Road
                           Birmingham, Alabama 35242

                                  June 6, 1997


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of your Company, which will be held on Tuesday, June 24, 1997 at 2:30 p.m., Central Daylight Time, at The Harbert Center, Beeson Room, 2019 Fourth Avenue North, Birmingham, Alabama.

     The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please complete, sign, date and return the enclosed proxy card at your earliest convenience. Returning the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

                                    Sincerely,


                                    /s/ Harold Ruttenberg
                                    --------------------------------
                                    Harold Ruttenberg
                                    Chairman of the Board, President
                                    and Chief Executive Officer

                              JUST FOR FEET, INC.
                            7400 Cahaba Valley Road
                           Birmingham, Alabama  35242

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held June 24, 1997

             To the Holders of Common Stock of JUST FOR FEET, INC.:

    Notice is hereby given that the Annual Meeting of Shareholders of Just For Feet, Inc., an Alabama corporation (the "Company"), will be held at The Harbert Center, Beeson Room, 2019 Fourth Avenue North, Birmingham, Alabama, on Tuesday, June 24, 1997 at 2:30 p.m. Central Daylight Time for the following purposes:

(a) To elect six (6) directors to serve for a term of one year and until their successors have been elected and qualified;

(b) To approve the adoption of the Just For Feet, Inc. 1997 Employee Incentive Plan; and

(c) To conduct such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record as of the close of business on May 21, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                     By Order of the Board of Directors


                                     /s/ Scott C. Wynne
                                     -----------------------------------
                                     Scott C. Wynne
                                     Secretary

Birmingham, Alabama
June 6, 1997

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                              JUST FOR FEET, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 June 24, 1997
                 ______________________________________________

                                PROXY STATEMENT
                 ______________________________________________


    This proxy statement and form of proxy, which are first being mailed to shareholders on or about June 6, 1997, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Just For Feet, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at The Harbert Center, Beeson Room, 2019 Fourth Avenue North, Birmingham, Alabama, on Tuesday, June 24, 1997, at 2:30 p.m. Central Daylight Time and at any or all adjournments or postponements thereof. The address of the principal executive offices of the Company is 7400 Cahaba Valley Road, Birmingham, Alabama 35242 and the Company's telephone number is (205) 408-3000.

    The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

    Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted and will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees for director named herein, FOR the adoption of the 1997 Employee Incentive Plan and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

    Only shareholders of record at the close of business on May 21, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of May 21, 1997, the Company had outstanding 29,952,390 shares of Common Stock. Each share of Common Stock issued and outstanding on such record date is entitled to one vote.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Based solely on information made available to the Company, the following table sets forth certain information as of May 21, 1997 with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation table on page 6, and
(iv) all directors and executive officers of the Company as a group.


                                                      Shares of
                                                    Common Stock           Percent of
             Beneficial Owner                  Beneficially Owned/(1)/  Outstanding Shares
---------------------------------------------  -----------------------  -------------------
Harold Ruttenberg/(2)/                                       5,350,049                17.9%
Pamela B. Ruttenberg/(3)/                                    1,841,002                 6.1
Fidelity Management
    & Research Company/(4)/                                  4,252,525                14.2
Pilgram Baxter & Associates/(5)/                             1,965,924                 6.6
Karl B. Friedman, as Trustee for the
   Pamela B. Ruttenberg Irrevocable
   Children's Trust/(6)/                                       521,909                 1.7
Adam J. Gilburne/(7)/                                          263,313                 *
Harold and Pamela Ruttenberg Foundation                        375,845                 1.3
Robert C. Wabler/(8)/                                          362,801                 1.2
Ruttenberg Family Foundation/(9)/                              137,687                 *
Don-Allen Ruttenberg/(10)/                                      88,124                 *
Scott C. Wynne/(11)/                                            88,124                 *
Randall L. Haines/(12)/                                         39,088                 *
Michael P. Lazarus/(13)/                                        38,750                 *
Bart Starr, Sr.                                                 11,560                 *
David F. Bellet/(14)/                                           22,500                 *
Edward S. Croft, III /(15)/                                      1,171                 *
All executive officers and
    directors as a group (11 persons)/(16)/                  6,265,479                20.8%

----------------------------
  * Less than 1%.

/(1)/ Unless otherwise indicated, each person has sole voting and investment power as to all such shares. Shares of Common Stock underlying options to purchase Common Stock are deemed to be outstanding for the purpose of computing the outstanding Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.
/(2)/ Harold Ruttenberg and Pamela B. Ruttenberg are husband and wife. Includes
      3,509,047 shares owned directly by Harold Ruttenberg and 1,841,002 shares held by him as Trustee under a Voting Trust Agreement for the benefit of Pamela B. Ruttenberg which terminates in 2003. Mr. Ruttenberg's address is 7400 Cahaba Valley Road, Birmingham, Alabama 35242.
/(3)/ Represents shares held by Harold Ruttenberg as Voting Trustee for Pamela
      B. Ruttenberg, with respect to which Mr. Ruttenberg has voting power. Mrs. Ruttenberg retains the power to dispose of such shares. Mrs. Ruttenberg's address is 7400 Cahaba Valley Road, Birmingham, Alabama 35242.

/(4)/ Based upon a statement on Schedule 13G dated February 11, 1997 filed by FMR Corp., the parent corporation of Fidelity Management & Research Company ("Fidelity"). Fidelity is the beneficial owner of the shares as a result of acting as investment adviser to various investment companies. FMR Corp. has sole dispositive power over the shares. The Company makes no representation as to the accuracy or completeness of the information reported. FMR Corp.'s business address is 82 Devonshire Street, Boston, Massachusetts 02109.
/(5)/ Based upon a statement on Schedule 13G dated March 12, 1997 filed by Pilgrim Baxter & Associates ("Pilgrim"). Pilgrim, as an investment advisor, has sole dispositive power and shares voting power with respect to all shares. The Company makes no representation as to the accuracy or completeness of the information reported. The business address of Pilgrim is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087.
/(6)/ Trust is for the benefit of the three adult children of Harold and Pamela Ruttenberg. The shares held in the trust are allocated pro rata among the three children. Mr. Friedman disclaims beneficial ownership of the shares in the trust.
/(7)/ Includes 36,123 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 282,691 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(8)/ Includes 40,537 shares owned by Mr. Wabler's wife and 56,250 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 156,250 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(9)/ Shares held by the Ruttenberg Family Foundation for the benefit of the Birmingham Jewish Federation. The Ruttenbergs disclaim beneficial ownership of the shares held by the Foundation.
/(10)/ Excludes 155,479 shares subject to outstanding options to purchase Common
       Stock which will become exercisable at various dates in the future. /(11)/ Includes 40,478 shares subject to outstanding options to purchase Common
       Stock which are exercisable within 60 days. Excludes 155,479 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(12)/ Includes 38,750 shares subject to outstanding options to purchase Common
       Stock which are exercisable within 60 days. Excludes 23,750 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(13)/ Represents shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days. Excludes 23,750 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(14)/ Includes 12,500 shares subject to outstanding options to purchase Common
       Stock which are exercisable within 60 days. Excludes 27,500 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.
/(15)/ Excludes 77,500 shares subject to outstanding options to purchase Common
       Stock which will become exercisable at various dates in the future. /(16)/ Includes outstanding options to purchase an aggregate of 221,851 shares of Common Stock held by executive officers and directors which are exercisable within 60 days. Excludes 1,102,399 shares subject to outstanding options to purchase Common Stock which will become exercisable at various dates in the future.

          There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                 AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

    The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at six, all of whom are to be elected at the Annual Meeting. Proxies received will be voted for all the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

    Members of the Board of Directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Directors will be elected by a majority of the votes cast by the shares entitled to vote on the election of directors.

    The following persons have been nominated by management for election to the Board of Directors:

    HAROLD RUTTENBERG, age 54, is the founder of the Company and has served as its Chairman, President and Chief Executive Officer since its inception in 1977.

    BART STARR SR., age 63, has served as a director of the Company since August 1993. He has served as the Chairman of the Board of Healthcare Realty Management, a real estate development company, since 1990 and from 1984 to 1990 was a partner in RAL Management Group, also a real estate development company. From 1956 to 1972, Mr. Starr was a professional football player for the Green Bay Packers of the National Football League. He presently serves as a spokesperson for the Company.

    MICHAEL P. LAZARUS, age 41, has served as a director of the Company since August 1993. Mr. Lazarus has served as a Managing Partner of Weston Presidio Capital Management, L.P., a venture capital firm, since 1991. From 1986 to 1991, he served as Managing Director and Director of the Private Placement Department
of Montgomery Securities.   Mr. Lazarus also serves as a director of Guitar
Center, Inc.

    RANDALL L. HAINES, age 54, has served as a director of the Company since May 1994. Mr. Haines has served as President of Compass Bank - Birmingham since February 1996. From January 1993 to January 1996, Mr. Haines served as President of Compass Bank of Huntsville, Alabama. From 1986 to January 1993, Mr. Haines served as Commercial Banking Manager of Compass Bank of Birmingham, Alabama.

    DAVID F. BELLET, age 50, has served as a director of the Company since May 1996. Mr. Bellet has been Chairman of Crown Advisors Ltd., a private investment counseling firm, since founding the firm in 1981. He is also a general partner in the limited partnerships managed by Crown in the venture capital industry. From 1969 to 1981, Mr. Bellet was a Vice President of Citibank in the Investment Management Group. Mr. Bellet also serves on the Board of Directors of One Price Clothing Stores.

    EDWARD S. CROFT, III, age 54, has served as a director of the Company since July 1996. Mr. Croft has been a principal in the Atlanta, Georgia investment banking firm of Croft & Bender LLC since August 1996. From May 1971 through April 1996, Mr. Croft was an investment banker with The Robinson-Humphrey Company, Inc. Mr. Croft also serves on the Board of Directors of Computer Products, Inc. and Acorn Venture Capital Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

COMMITTEES OF THE BOARD AND MEETINGS

    The Company's Board of Directors presently has the following standing committees:

    (A) The Audit Committee, currently comprised of Messrs. Lazarus and Starr. The Audit Committee, which held one meeting in fiscal 1996, is responsible for recommending the Company's independent auditors, reviewing with the independent auditors the scope and results of audits, monitoring the Company's financial and control procedures, monitoring the non-audit services provided by the Company's auditors and reviewing all potential conflict of interest situations.

    (B) The Compensation Committee, currently comprised of Messrs. Ruttenberg, Lazarus and Haines. The Compensation Committee, which held one meeting during fiscal 1996, is responsible for establishing the salaries, bonuses and other compensation of the executive officers of the Company. In addition, during 1996, the Compensation Committee was responsible for administering the Company's stock option plans.

    (C) The Stock Option Committee, currently comprised of Messrs. Lazarus and Bellet. The Stock Option Committee, which was formed in May 1997, is responsible for administering the Company's stock option plans.

    The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

    During fiscal 1996, the Board of Directors held a total of four meetings and acted two times by unanimous written consent. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he served during the term of his service.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that one report covering one transaction was inadvertently filed late by Mr. Croft and two reports covering two transactions were inadvertently filed late by each of Messrs. Don-Allen Ruttenberg, Wynne, Wabler and Gilburne.

                             EXECUTIVE COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and any other officer whose cash compensation during fiscal 1996 exceeded $100,000 (the "Named Executive Officers), for fiscal 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                   ANNUAL COMPENSATION               AWARDS
                                           ------------------------------------   ------------
                                                                                   SECURITIES
                                  FISCAL                           OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY       BONUS      COMPENSATION      OPTIONS      COMPENSATION
---------------------------       ------   ------       -----      ------------    -----------    ------------

Harold Ruttenberg                   1996  $382,052        --       $ 10,214/(2)/        --         $17,650/(1)/
  Chairman, President and           1995   391,666        --        18,060 /(2)/        --
     Chief Executive Officer        1994   281,612        --        34,121 /(2)/        --

Robert C. Wabler/(3)/               1996  $210,127  $377,417/(4)/                 100,000 shares   $ 2,160/(1)/
  Executive Vice President and      1995   230,000        --           --               --
     Chief Financial Officer        1994   214,059        --           --          75,000 shares

Adam J. Gilburne                    1996  $198,077  $ 50,000                      100,000 shares
  Executive Vice President -        1995   150,000        --           --               --
     Merchandising                  1994   150,000  $ 50,000           --         157,920 shares

Don-Allen Ruttenberg                1996  $100,000        --          2,684/(2)/  100,000 shares
  Executive Vice President -        1995    85,615        --           --               --
      New Store Development         1994    63,632  $ 25,000           --          30,000 shares

Scott C. Wynne                      1996  $100,000        --            558/(2)/  100,000 shares
   Executive Vice President -       1995    88,692        --           --               --
     Operations and                 1994    63,562  $ 25,000           --          30,000 shares
     Secretary

-----------------------
/(1)/ Represents premiums paid by the Company for term life insurance on behalf of the Named Executive Officer.
/(2)/ Includes country club dues, health insurance premiums and lease payments on an automobile.
/(3)/ Mr. Wabler resigned as a director and officer of the Company effective May 30, 1997.
/(4)/ Pursuant to the terms of Mr. Wabler's employment agreement, amount paid as a bonus equal to the after-tax purchase price of certain stock options granted under such employment agreement. See "-- Employment and Noncompetition Agreements."

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

    On May 9, 1993, the Company entered into a five-year employment agreement with Robert C. Wabler. Under the terms of such agreement, Mr. Wabler received an initial base annual salary of $200,000, subject to a $10,000 annual minimum increase, as well as an annual bonus to be determined at the discretion of the Board of Directors and other bonuses in connection with his future acquisition of up to 105,322 shares of the Company's Common Stock pursuant to the exercise of stock options, plus certain other employee benefits. The employment agreement contains non-competition provisions which prohibit Mr. Wabler from becoming employed by or connected with any other entity which operates under an athletic footwear superstore format similar to that of the Company for a period of three and one-half years after the termination of his employment, except in the event of the termination by the Company in violation of the terms of the agreement. The agreement allows the Company to terminate employment on 12 months' notice without cause and upon 30 days' notice with cause.

    On March 18, 1994, the Company entered into a five-year employment agreement with Adam J. Gilburne. Under this agreement, Mr. Gilburne serves as a Vice President of the Company and received an annual salary of $150,000 for the first two years of his employment and $175,000 for each year thereafter, plus a bonus of $50,000 each year if certain performance criteria are achieved by the Company. He also received, under the Company's Stock Option Plan, options to purchase 180,630 shares of Common Stock at a price of $4.15 per share. Mr. Gilburne's employment agreement contains a non-competition provision which prohibits Mr. Gilburne from becoming employed by or connected with any entity engaged in the retail sale of shoes through use of a superstore format, within a radius of 50 miles of any Just For Feet store, for a period of three years after the termination of his employment, except in the event of the termination by the Company in violation of the terms of the agreement.

OPTIONS


                                                   OPTION GRANTS IN FISCAL 1997

                                                    INDIVIDUAL GRANTS
                             ----------------------------------------------------------
                                                 % OF TOTAL                                POTENTIAL REALIZABLE VALUE
                                NUMBER OF         OPTIONS                                   AT ASSUMED ANNUAL RATES
                               SECURITIES        GRANTED TO                                      OF STOCK PRICE
                               UNDERLYING       EMPLOYEES IN        EXERCISE                APPRECIATION FOR OPTION
                                OPTIONS            FISCAL           PRICE    EXPIRATION               TERM
          NAME               GRANTED(#)/(1)/      YEAR/(2)/        ($/SHARE)    DATE             5%          10%
--------------------------   ---------------    ------------       --------- ----------     ----------    ----------
Adam J. Gilburne.............   100,000/(4)/        7.2%              $23.50   12/16/06     $1,477,902    $3,745,795

Robert C. Wabler.............   100,000/(4)/        7.2%              $23.50   12/16/06     $1,477,902    $3,745,795

Don-Allen Ruttenberg.........   100,000/(4)/        7.2%              $23.50   12/16/06     $1,477,902    $3,745,795

Scott C. Wynne...............   100,000/(4)/        7.2%              $23.50   12/16/06     $1,477,902    $3,745,795


___________________________________

/(1)/ Stock options were granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.
/(2)/ The Company granted options to purchase an aggregate of 1,381,163 shares to employees in the year ended January 31, 1997.
/(3)/ The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the Company's Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock.
/(4)/ Vests in equal increments over a four year period beginning on December
      16, 2001.


    The following table presents information regarding options exercised by the Named Executive Officers during fiscal 1996 and the value of options outstanding at January 31, 1997.



                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                       FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING         VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT  IN-THE-MONEY OPTIONS
                                                            FISCAL YEAR END        AT FISCAL YEAR END
                        SHARES ACQUIRED                       EXERCISABLE/            EXERCISABLE/
        NAME             ON EXERCISE     VALUE REALIZED       UNEXERCISABLE           UNEXERCISABLE
----------------------  ---------------  --------------  -----------------------  --------------------
Harold Ruttenberg                  --            --                     --                 --

Robert C. Wabler                291,137      $8,434,374           56,250/156,250  $1,165,500/$1,765,500

Adam J. Gilburne                   --            --               72,252/264,628  $1,831,588/$4,512,882

Don-Allen Ruttenberg             59,558      $1,981,875           25,479/170,479  $  714,176/$2,246,576

Scott C. Wynne                   59,558      $1,981,875           25,479/170,479  $  714,176/$2,246,576

COMPENSATION OF DIRECTORS

    Non-employee directors of the Company receive directors fees of $1,000 for each meeting of the Board or a committee thereof attended. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No director who is an officer or employee of the Company receives compensation for services rendered as a director. The Company maintains a stock option plan for the benefit of its non-employee directors.
The Just For Feet, Inc. Non-Employee Director Stock Option Plan (the "Directors Plan") reserves 281,250 shares of Common Stock for issuance pursuant to the exercise of options granted under such plan. The Directors Plan provides for an initial grant of options to purchase 25,000 shares to all existing non-employee directors (with the exception of Mr. Bart Starr) and to any person who becomes a non-employee director in the future. In addition, the Directors Plan provides that each year on the first day of the Company's fiscal year, each then non-employee director will be automatically granted options to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Harold Ruttenberg, President and Chief Executive Officer of the Company, has served as a member of the Compensation Committee of the Board of Directors since that committee was appointed in August 1993.

    Randall L. Haines, a member of the Compensation Committee, is president of Compass Bank -Birmingham. The Company has a revolving line of credit at Compass Bank, pursuant to which the Company may borrow up to $20,000,000 for general corporate purposes. As of January 31, 1997, there were no borrowings under such line of credit.

    The Company owns 21,021 shares in Compass Bank Short-Term High Quality Bond Fund, a pooled fund administered by Compass Bank which invests primarily in corporate and government agency securities. As of January 31, 1997, such shares had a market value of approximately $2,094,473.

    On January 31, 1996 and 1997, the Company borrowed $55,000,000 and $100,000,000, respectively, from Compass Bank on a short-term basis to fund a portion of the purchase price of $90,000,000 and $125,000,000, respectively, in face amount of U.S. Treasury Bills. The securities were purchased by the Company in connection with the Company's Alabama shares tax planning. The 1996 loan bore interest at 8 1/2% per annum and the 1997 loan bore interest at 6.69% per annum. The Company sold the Treasury Bills in early February 1996 and 1997 and repaid the loans from Compass Bank in full.

    Management believes that each of the above transactions was entered into on terms no less favorable to the Company than could have been obtained from unaffiliated third parties, at the time such transactions were negotiated.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    For information regarding transactions between the Company and either of Harold Ruttenberg or Randall L. Haines, see "Compensation Committee Interlocks and Insider Participation."

    It is the policy of the Company not to enter into any transaction with a related party, without the approval of a majority of disinterested directors.

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee of the Board of Directors on Executive Compensation and the Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.


                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    In accordance with the proxy statement rules of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company and information with respect to compensation paid to such persons during the last fiscal year.

    The Compensation Committee of the Board of Directors is comprised of the Company's President and Chief Executive Officer and two non-employee directors of the Company. It is the Committee's responsibility to establish the salaries, bonuses and other compensation of the chief executive and other executive officers of the Company.

    The Compensation Committee utilizes the following guidelines for compensation decisions:

     . Provide a competitive compensation package that enables the Company to attract and retain key executives.

     . Integrate compensation programs with the Company's annual and long-term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

     The Company's executive compensation program generally consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options. Base salaries for executive officers are reviewed and adjusted annually following a review of the Company's performance during the previous fiscal year, the individual's contribution to that performance and the individual's level of responsibility. To align executive officers' interests more closely with the interests of the shareholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of Common Stock. The amount of such awards, if any, is determined one or more times each year by the Compensation Committee. The Compensation Committee may take into account various factors in determining the size of stock option grants, including the need to attract and retain individuals who will provide valuable service to the Company.

     The fiscal 1996 compensation of Harold Ruttenberg, the Company's President and Chief Executive Officer, was set by the Compensation Committee at $400,000, plus a bonus to be determined in the discretion of the Board of Directors. The Board of Directors elected not to grant a bonus to Mr. Ruttenberg in fiscal 1996. In order that the Compensation Committee may remain disinterested in its administration of the Company's stock option plans, Mr. Ruttenberg is not eligible to receive awards under any such plan.

     In approving the compensation paid to Mr. Ruttenberg in fiscal 1996, the Compensation Committee considered the following factors:

     (i) the reasonableness of Mr. Ruttenberg's salary in amount relative to the chief executive officers of similarly placed public companies; and
     (ii) the fact that Mr. Ruttenberg was already amply incentivised to have the Company perform well by virtue of his ownership of a substantial percentage of the Common Stock of the Company.

     With respect to the other executive officers of the Company, the Compensation Committee considered the compensation levels to be commensurate with those of similarly positioned executives in similar companies.



                                  Harold Ruttenberg
                                  Michael P. Lazarus
                                  Randall L. Haines

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

          Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Market Index and an index of peer companies selected by the Company on the basis of having similar business formats as the Company (the "Peer Group Index") during the three-year period commencing March 9, 1994 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) and ending January 31, 1997. The Peer Group is comprised of the following companies: Finish Line Inc., PETsMart Inc., Sportmart Inc., Sports & Recreation Inc. and Sports Authority, Inc. In developing the Peer Group Index, the returns of all the companies in such index were weighted according to stock market capitalization at the beginning of the period. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on March 9, 1994.


                         [GRAPH APPEARS HERE]


                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET


Measurement period      Measurement PT -
(Fiscal Year Covered)   FYE 1994              FYE 1995       FYE 1996       FYE 1997
---------------------   ----------------     -----------    -----------    -----------
JUST FOR FEET INC           $100.00             $192.93        $458.83        $651.99
PEER GROUP INDEX            $100.00             $100.38        $ 99.11        $158.53
BROAD MARKET INDEX          $100.00             $ 93.66        $131.13        $172.57


                                AGENDA ITEM TWO
                       PROPOSAL TO APPROVE AND ADOPT THE
                          1997 EMPLOYEE INCENTIVE PLAN

          On May 14, 1997, the Board of Directors of the Company adopted, subject to the approval of the Company's shareholders, a 1997 Employee Incentive Plan (the "Incentive Plan") for eligible officers and key employees of the Company and its subsidiaries. The purpose of the Incentive Plan is to enable the Company to attract and retain quality employees and to allow such employees to participate in the long term growth of the Company. The Company estimates that there are currently approximately 11 officers and 850 employees eligible for participation in the Incentive Plan. The Incentive Plan, a copy of which is attached hereto as Appendix A, provides for incentive awards in the form of (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights ("SARs"), (iv) restricted stock, or (v) performance awards of stock, cash or a combination of stock and cash.

          The Company has previously adopted the Employee Incentive Stock Option Plan (the "Option Plan"), which provides for the grant of incentive stock options to eligible officers and key employees of the Company and its subsidiaries. The Option Plan has reserved 4,500,000 shares of the Company's Common Stock for issuance pursuant to the exercise of options granted pursuant to the Option Plan. As of May 14, 1997, options with respect to 4,388,000 shares were outstanding under the Option Plan.

          The Board of Directors recommends that the shareholders vote for approval of the Incentive Plan. The Company's rapid growth over the last three years has resulted in the issuance of nearly all of the available options under the Option Plan. In addition, the Incentive Plan provides significantly greater flexibility in the number and types of incentive awards available for grant. Stock options currently outstanding under the Option Plan will remain outstanding in accordance with the terms of that plan and the respective stock option agreements thereunder.

DESCRIPTION OF THE INCENTIVE PLAN

          Shares Reserved for the Incentive Plan.  The shares of the Company's
          --------------------------------------
Common Stock to be awarded to eligible employees under the Incentive Plan may be made available either from authorized and unissued shares or treasury shares. The maximum number of shares reserved and made available for distribution under
the Incentive Plan is 1,400,000.   If for any reason shares of stock awarded or
subject to purchase by exercising an option under the Incentive Plan are not delivered or are reacquired by the Company, such shares may again be available for award under the Incentive Plan.

          Incentive Awards.  All Awards. The Incentive Plan authorizes the Board
          ----------------
of Directors or Stock Option Committee to award eligible officers and employees incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance awards or any combination thereof (collectively referred to as "Awards"). Each Award granted under the Incentive Plan will be represented by an Award Agreement in a form approved by the Board of Directors or Stock Option Committee. The Award Agreement shall be subject to and incorporate the terms and conditions required under the Incentive Plan or as required by the Board of Directors or Stock Option Committee for the form of the Award granted and such other terms and conditions as the Board of Directors or Stock Option Committee may specify.

          Stock Options. The Incentive Plan authorizes the Board of Directors or Stock Option Committee to grant eligible officers and employees incentive and non-qualified options to purchase shares of Common Stock. In the case of incentive stock options, the exercise price must be at least 100 percent of the fair market value of the shares on the date the option is granted. Options granted under the Incentive Plan may be exercised according to a prescribed vesting schedule during the period of ten years after the date the options were granted. The option price may be paid in cash or such other consideration as the Board of Directors or Stock Option Committee deems appropriate, including stock already owned by the optionee, or, with respect to nonqualified options, restricted stock, or a combination of cash and such other consideration having a total fair market value equal to the purchase price. Options granted under the Incentive Plan may only be transferred by will or by the laws of descent and distribution. During the optionee's lifetime, options are exercisable only by the optionee.

          Stock Appreciation Rights. SARs may be granted under the Incentive Plan in conjunction with stock options or in tandem with stock options granted under the Incentive Plan, or may be granted alone. SARs granted in conjunction or in tandem with stock options generally are exercisable only at such time and to the extent that the stock options to which they relate are exercisable. Upon exercise of an SAR, a participant shall be entitled to receive an amount in cash or shares of Common Stock equal in value to the excess of the fair market value of one share of stock over the exercise price per share specified in the related option or SAR, multiplied by the number of shares in respect of which the SAR is exercised.

          Restricted Stock. Shares of restricted stock may be issued either alone or in addition to other awards granted under the Incentive Plan. The grant of restricted stock may be conditioned upon the attainment of specified performance goals. Recipients of restricted shares have the right to vote the shares and receive dividends on such shares, but are not permitted to transfer such shares until termination of all restrictions or six months after the date of the award.

          Administration of the Incentive Plan.  The Incentive Plan is
          ------------------------------------
administered by the Board of Directors or the Stock Option Committee, which committee must consist of two or more non-employee directors.

          Amendment and Termination of the Incentive Plan.  The Board of
          -----------------------------------------------
Directors may amend, alter or discontinue the Incentive Plan, but no amendment, alteration or discontinuation may be made which would impair the right of an optionee or participant under a stock option, SAR, restricted stock or performance award, without the optionee's or participant's consent, or which, without the approval of the shareholders of the Company would: (i) increase the total number of shares reserved under the Incentive Plan or (ii) change the category or class of employees eligible to receive Incentive Stock Options under the Incentive Plan. The Company's Board of Directors may also suspend the granting of options pursuant to the Incentive Plan at any time and may terminate the Incentive Plan at any time; provided, however, no such suspension or termination shall modify or amend any option granted before such suspension or termination unless the affected participant consents in writing to such modification or amendment or there is a dissolution or liquidation of the Company.

 OPTIONS GRANTED SUBJECT TO SHAREHOLDER APPROVAL

          On May 14, 1997, options were granted pursuant to the Incentive Plan, subject to shareholder approval of such plan, to purchase an aggregate of 235,000 shares of Common Stock. On May 14, 1997 the market value of the Company's Common Stock was $20.125 per share and the aggregate market value of the Common Stock underlying such options was $4,729,375. The following table indicates the amount of options received by the (i) Named Executive Officers;
(ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; (iv) each nominee for election as director; and (v) all employees, including all current officers who are not executive officers, as a group:


                                                                                   Number of Shares
           Name                                    Position                        Underlying Option/(1)/
           ----                                    --------                        -----------------
Harold Ruttenberg            Chairman, President and Chief Executive Officer              --

Robert C. Wabler             Executive Vice President and Chief Financial Officer         --

Adam J. Gilburne             Executive Vice President - Merchandising                     --

Don-Allen Ruttenberg         Executive Vice President - New  Store Development            --

Scott C. Wynne               Executive Vice President - Operations and Secretary          --

Bart Starr Sr.               Director                                                     --

Michael P. Lazarus           Director                                                     --

Randall L. Haines            Director                                                     --

David F. Bellet              Director                                                     --

Edward S. Croft, III         Director                                                     --

All current directors who
 are not executive
  officers as a group                                                                     --

All executive officers as
 a group                                                                                  --

All employees, including
 all current officers who
  are not executive
  officers, as a group                                                                  235,000
--------------------

/(1)/ These options are subject to shareholder approval at the 1997 Annual
      Meeting of Shareholders and are subject to vesting restrictions placed on the options by the Stock Option Committee of the Board of Directors on the date the options were granted.


 FEDERAL INCOME TAX CONSEQUENCES

          Incentive Stock Options.  All incentive stock options granted or to be
          -----------------------
granted under the Incentive Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

              (a) gain on the sale or other disposition; or

          (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

          The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

          The Incentive Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's Common Stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

          Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

          Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

          At present, the maximum tax rate on capital gains is 28%, while the maximum tax rate on ordinary income is 39.6%. Thus, the conversion of ordinary income into capital gain produces some tax benefit for certain taxpayers. However, the benefit of income deferral generally provided by incentive stock options is reduced for some taxpayers since the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

          In general, an option granted under the Incentive Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

          Non-Qualified Stock Options.  All options granted or to be granted
          ---------------------------
under the Incentive Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

          A participant in the Incentive Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the Incentive Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market.
The Company presently has no such actively traded options.

          Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

          The Incentive Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. If an optionee exchanges previously acquired Common Stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

          SARs and Performance Awards.  On the exercise of an SAR or the receipt
          ---------------------------
by an Incentive Plan participant of a payment with respect to a Performance Award, the participant generally will recognize taxable ordinary income in an amount equal to the sum of the cash and the fair market value of the stock (determined as of the date of exercise of the SAR, or the date of receipt of a payment with respect to the Performance Award, whichever is applicable), if any, received. However, the amount of ordinary income recognized and the timing of the recognition of that income may be different if the Incentive Plan participant receives stock with respect to which there is a substantial risk of forfeiture (such as Restricted Stock) in connection with the exercise of an SAR or a payment with respect to a Performance Award. The computation of the ordinary income to be recognized and the timing of the income recognition with respect to the receipt of stock with a substantial risk of forfeiture is discussed below in connection with Restricted Stock. An Incentive Plan participant will not recognize a loss on the termination of an unexercised SAR received under the Plan.

          Restricted Stock.  Generally, and except as noted below, the grant of
          ----------------
Restricted Stock is not taxable at the time of the grant. Instead, at the time Restricted Stock vests or becomes transferable, an employee will recognize ordinary income equal to (i) the excess of the fair market value of such Restricted Stock on the date the shares vest or become transferable over (ii) the price, if any, paid for such Restricted Stock. For this purpose, Restricted Stock will be deemed to be transferable only if the transferee's rights in the Restricted Stock are not subject to a substantial risk of forfeiture. An employee may, however, elect to recognize income as of the date of grant of the Restricted Stock, in an amount equal to (i) the excess of the fair market value of the Restricted Stock on the date of grant over (ii) the price, if any, paid for the Restricted Stock. If such an election is made, no additional income will be recognized at the time the stock vests or becomes transferable. In the event of a subsequent forfeiture of the shares, an employee making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for such Restricted Stock, but only to the extent such amount exceeds the amount realized by such employee on such forfeiture.
The employee will not be able to recognize a loss for tax purposes with respect to the excess of fair market value over the purchase price which was previously included in income. The use of Restricted Stock as all or a portion of the exercise price of a non-qualified stock option will not result in gain or loss to the optionee to the extent that such optionee receives through the exercise of such option shares of stock having restrictions and conditions substantially similar to those applicable to such Restricted Stock. Dividends paid on the shares of Restricted Stock before they vest will be taxed to the employee either as additional compensation or, if the employee has made the election described above, as dividend income.

          In most cases, the basis in shares acquired upon exercise of a non-qualified option or SAR, upon an award of Restricted Stock or upon payment with respect to a Performance Award, will be equal to the fair market value of the shares on the employee's income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date. However, if shares of Restricted Stock are surrendered to pay the exercise price of a non-qualified stock option, the basis of the shares received in exchange therefor which bear comparable restrictions and conditions will be equal to the basis of such shares of Restricted Stock.

          As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the Plan (including the recognition of ordinary income as the result of a holder of stock obtained through exercise of an ISO disposing of such stock prior to the expiration of the required holding period), to the extent such income is considered reasonable compensation under the Code and generally provided that the Company complies with the applicable reporting requirements with respect to the ordinary income recognized by the employee. The Company will not, however, be entitled to a deduction with respect to payments to employees which are contingent upon a Change of Control if such payments are deemed to constitute "excess parachute payments" pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. In addition, such payment will subject the recipient to a 20% excise tax. The Company also may not be entitled to a deduction with respect to payments to certain employees of the Company to the extent that the total remuneration of such employees is found to be excessive under Section 162(m) of the Code.

          General.  The Incentive Plan is not qualified under Section 401(a) of
          -------
the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

          The preceding discussion is based upon federal tax laws and regulations in effect on the date of this proxy statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Incentive Plan and does not purport to be a complete description of all federal income tax aspects of the Incentive Plan. Plan participants may also be subject to state and local taxes in connection with the grant or exercise of options, SARs performance awards or Restricted Stock granted under the Incentive Plan and the sale or other disposition of shares acquired upon exercise of the options or otherwise received pursuant to the Incentive Plan. EACH EMPLOYEE RECEIVING A GRANT OF OPTIONS, SARS, PERFORMANCE AWARDS OR RESTRICTED STOCK SHOULD CONSULT WITH HIS OR HER PERSONAL TAX ADVISOR REGARDING FEDERAL, STATE AND LOCAL CONSEQUENCES OF PARTICIPATING IN THE INCENTIVE PLAN.

          The approval of the holders of a majority of the shares of the Company's Common Stock present and voting at the Annual Meeting of Stockholders is necessary to approve the Incentive Plan. THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS APPROVE THE INCENTIVE PLAN.

                        INDEPENDENT PUBLIC ACCOUNTANTS


          Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended January 31, 1997 and has been appointed by the Board of Directors to continue in that capacity in fiscal 1997. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders.


             ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-K


          Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1996 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended January 31, 1997, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Mr. Scott C. Wynne, at the offices of the Company, 7400 Cahaba Valley Road, Birmingham, Alabama 35242. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.


                             SHAREHOLDER PROPOSALS


          Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than February 7, 1998 directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                 OTHER MATTERS


          Management does not know of any matters to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                     By Order of the Board of Directors


                                     /s/ Scott C. Wynne
                                     -----------------------------------
                                     Scott C. Wynne
                                     Secretary
Birmingham, Alabama
June 6, 1997

                                                                      APPENDIX A


                              JUST FOR FEET, INC.
                         1997 EMPLOYEE INCENTIVE PLAN


SECTION 1. GENERAL PURPOSE OF PLAN;  DEFINITIONS.

     The name of this plan is the Just For Feet, Inc. 1997 Employee Incentive Plan (the "Plan"). The purpose of the Plan is to enable Just For Feet, Inc. (the "Company") and its Subsidiaries and Affiliates to attract and retain employees who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees to participate in the long-term success and growth of the Company through an equity interest in the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     a. "Affiliate" means any corporation (other than a Subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a 10 percent beneficial ownership interest.

     b.  "Board" means the Board of Directors of the Company.

     c. "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

     d. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto and the Treasury Regulations and rulings promulgated thereunder.

     e. "Committee" means a committee of the Board appointed for the purpose of administering the Plan, which committee shall at all times consist of two or more Non-Employee Directors.

     f.  "Commission" means the U.S. Securities and Exchange Commission.

     g. "Company" means Just For Feet, Inc., a corporation organized under the laws of the State of Alabama (or any successor corporation).

     h. "Disability" means total and permanent disability as determined under the Company's long term disability program or, if the Company has no such program, shall mean total and permanent disability as defined in Section 22(e)(3) of the Code or any successor thereto.

     i. "Eligible Employee" means a person regularly employed by the Company or a Subsidiary and who is responsible for or contributes to the management, growth and/or profitability of the business of the Company or a Subsidiary.

     j. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

     k. "Fair Market Value" means, as of any given date, the mean between the high "bid" and low "ask" prices as of the close of business for the Company's Stock in the over-the-counter market, as reported by the Nasdaq Stock Market (or other national quotation service), or, if the Stock is registered on a national securities exchange, the closing price of the Stock on such national securities exchange or, if neither traded in the over-the-counter market nor listed on a national securities exchange, then the fair market value as determined by the Board or the Committee, but in no case less than the par value of such Stock.

     l. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     m. "Non-Employee Director" means a member of the Board who is not a regular salaried employee of the Company or one of its Subsidiaries. As it relates to the members of the Committee, "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b) (3) as promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission.

     n. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     o. "Performance Award" means an award of shares of Stock or cash pursuant to Section 9 contingent upon achieving certain performance goals.

     p.  "Plan" means this 1997 Employee Incentive Plan.

     q. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 8.

     r. "Stock" means the Common Stock, par value $.0001 per share, of the Company.

     s. "Stock Appreciation Right" means a right granted under Section 7 which entitles the holder to receive a cash payment or an award of Stock in an amount equal to the difference between (i) the Fair Market Value of the Stock covered by such right at the date the right is granted, unless otherwise determined by the Board or the Committee pursuant to Section 7 and (ii) the Fair Market Value of the Stock covered by such right at the date the right is exercised multiplied by the number of shares covered by the right.

     t. "Stock Option" means any option to purchase shares of Stock granted to Eligible Employees under the Plan.

     u. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

     The Plan shall be administered by the Board or the Committee. The Board or the Committee shall have the power and authority to grant to Eligible Employees, pursuant to the terms of the Plan: (i) Incentive Stock Options; (ii) Non-Qualified Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock; or (v) Performance Awards.

     In particular, the Board or the Committee shall have the authority:

     (i) to select the Eligible Employees to whom Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Awards or a combination of the foregoing from time to time will be granted hereunder;

     (ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, or Performance Awards or a combination of the foregoing, are to be granted hereunder;

     (iii) to determine the number of shares of Stock to be covered by each such award granted hereunder;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder including, but not limited to, any restriction on any Stock Option or other award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Board or the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Board or the Committee may determine, in its sole discretion;

     (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of a participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period.

     Subject to Section 11, the Board or the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. STOCK SUBJECT TO PLAN.

     The total number of shares of Stock reserved and available for distribution under the Plan shall be 1,400,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     If any shares of Stock that have been subject to option cease to be subject to option, or if any shares subject to any Restricted Stock award granted hereunder are forfeited or such award is otherwise terminated, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Restricted Stock awards granted under the Plan as may be determined to be appropriate by the Board or the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. ELIGIBILITY.

     Officers and other key employees of the Company, its Subsidiaries or its Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries or its Affiliates are eligible to be granted Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards under the Plan. The optionees and participants under the Plan shall be selected from time to time by the Board or the Committee, in its sole discretion, from among those eligible, and the Board or the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant.

SECTION 5. INCENTIVE STOCK OPTIONS.

     Incentive Stock Options may be granted either alone or in addition to other awards granted under the Plan. Any Incentive Stock Option granted under the Plan shall be in such form as the Board or the Committee may from time to time approve, and the provisions of Incentive Stock Option awards need not be the same with respect to each optionee.

     The Board or the Committee shall have the authority to grant any Eligible Employee Incentive Stock Options (with or without Stock Appreciation Rights) except that Incentive Stock Options shall not be granted to employees of an Affiliate. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

     Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code. Notwithstanding the foregoing, in the event an optionee voluntarily disqualifies an option as an Incentive Stock Option within the meaning of Section 422 of the Code, the Board or the Committee may, but shall not be obligated to, make such additional grants, awards or bonuses as the Board or the Committee shall deem appropriate, to reflect the tax savings to the Company which results from such disqualification.

     Incentive Stock Options granted under the Plan shall be evidenced by agreements to be consistent with and subject to the following terms and conditions and shall contain such additional terms and conditions, consistent with the terms of the Plan, as the Board or the Committee shall deem desirable:

          (a) Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be the Fair Market Value of the Stock on the date of the grant of the Incentive Stock Option; provided, however, that the option price per share of an Incentive Stock Option granted to an individual who, at the time the option is granted, owns directly or indirectly more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary (a "Ten Percent Owner"), shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date the option is granted.

          (b) Option Term. The term of each Incentive Stock Option shall be fixed by the Board or the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date such option is granted. Notwithstanding the foregoing, no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable more than five (5) years from the date of grant of the option.

          (c) Exercisability. Subject to paragraph (g) of this Section 5, Incentive Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board or the Committee at grant; provided, however, that except as provided in paragraphs (f) and (g) of this Section 5 and Section 14, unless a longer vesting period is otherwise determined by the Board or the Committee at grant, no Incentive Stock Option shall be exercisable for a period of six months after the date of the grant of the option. If the Board or the Committee provides, in its discretion, that any Incentive Stock Option is exercisable only in installments, the Board or the Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Board or the Committee may determine in its sole discretion.

          (d) Method of Exercise. Incentive Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Board or the Committee. As determined by the Board or the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock owned by the optionee (based on the Fair Market Value of the Stock on the date the option is exercised). An optionee shall have the right to dividends or other rights of a stockholder with respect to shares subject to the option only when the optionee has given written notice of exercise and has paid in full for such shares.

          (e) Non-transferability of Options. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution. All Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (f) Termination of Employment. In the event that an optionee during his or her lifetime ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than death or Disability, any Incentive Stock Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three (3) months from the date on which the optionee ceased to be an employee, but in no event after the term provided in the optionee's stock option agreement. In the event that an optionee ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than death or Disability prior to the time that an option is exercisable, his or her Incentive Stock Option shall terminate immediately and be null and void.

               In the event that an optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or Disability, any Incentive Stock Option or unexercised portion thereof which was otherwise exercisable on the date such optionee ceased employment shall expire unless exercised within a period of one (1) year from the date on which the optionee ceased to be an employee, but in no event after the term provided in the optionee's stock option agreement. In the event that an optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or Disability, any Incentive Stock Option or portion thereof which was not exercisable on the date such optionee ceased employment shall become immediately exercisable for a period of six (6) months from the date on which the optionee ceased to be an employee, but in no event after the term provided in the optionee's stock option agreement. In the event of the death of an optionee, the option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

          (g) Limit on Value of Incentive Stock Options First Exercisable Annually. To the extent that the aggregate Fair Market Value (determined at the time the option is granted) of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all of the Company's option plans) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options.

          (h) Restriction on Transfer of Underlying Shares. Each optionee shall hold the shares purchased by him pursuant to the exercise of a Stock Option granted under this Plan until the expiration of sixty (60) days from the date of exercise. The Board or the Committee may waive the restriction imposed by this paragraph and may, in its sole discretion, as a condition to such waiver, require the optionee to sell such shares to the Company at the original exercise price.

SECTION 6. NON-QUALIFIED STOCK OPTIONS.

     The Board or the Committee may grant to Eligible Employees options under the Plan which are not Incentive Stock Options under the provisions of Section 422 of the Code. Such Non-Qualified Stock Options shall be evidenced by agreements in such form and consistent with this Plan as the Board or the Committee shall approve from time to time, which agreements shall contain in substance the same terms and conditions as set forth in Section 5 hereof with respect to Incentive Stock Options; provided, however, that the limitations set forth in Sections 5(a), 5(b) and 5(g) shall not be applicable to Non-Qualified Stock Options. Payment of the option exercise price for a Non-Qualified Stock Option may be made in the form of Restricted Stock owned by the optionee, in which case the shares received upon the exercise of such Non-Qualified Stock Option shall be restricted or deferred, as the case may be, in accordance with the original term of the Restricted Stock award in question, except that the Board or the Committee may direct that such restrictions or deferral provisions shall apply only to the number of such shares equal to the number of shares of Restricted Stock surrendered upon the exercise of such option. No shares of unrestricted Stock shall be issued until full payment therefor has been made.

SECTION 7. STOCK APPRECIATION RIGHTS.

     (a) Grant and Exercise When Granted in Conjunction With Stock Options. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan and may contain terms and conditions different from those of the related Stock Option, except as otherwise provided below. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Board or the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

     A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (d) of this Section 7, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (d) of this Section 7. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Grant and Exercise When Granted in Tandem With Stock Option. Stock Appreciation Rights may be granted in tandem either at the time of grant of a Non-Qualified Stock Option or at any time during the term of such Stock Option.

     A Stock Appreciation Right may be exercised at any time to the extent that the Stock Option to which it relates is then exercisable, and shall be subject to the conditions applicable to such Stock Option. When a Stock Appreciation Right is exercised in accordance with Section 7(d), the Stock Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the Stock Appreciation Right is exercised. Similarly, when an option is exercised, the Stock Appreciation Right relating to the shares covered by such Stock Option exercise shall terminate. Any Stock Appreciation Right which is outstanding on the last day of the term of the Stock Option to which it is related shall be automatically exercised on such date for cash or Stock, as determined by the Board or the Committee, without any action by the optionee.

     (c) Grant and Exercise When Granted Alone. Stock Appreciation Rights may be granted at the discretion of the Board or the Committee in a manner not related to an award of a Stock

Option. A Stock Appreciation Right granted under this Section 7(c) is not exercisable for a period of six months from the date of grant, unless a longer period is otherwise determined by the Board or the Committee. The Stock Appreciation Right, granted under Section 7(c), shall be exercisable in accordance with Section 7(d) over a period not to exceed ten years. Any Stock Appreciation Right which is outstanding on the last day of the exercisable period shall be automatically exercised on such date for cash or Stock, as determined by the Board or the Committee, without any action by the holder.

     (d) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Board or the Committee, including the following:

          (i) Stock Appreciation Rights granted pursuant to Section 7(a) and 7(b) shall be exercisable only at such time or times and to the extent that the Stock Options to which the Stock Appreciation Rights relate shall be exercisable in accordance with the provisions of Sections 5 and 6 and this
     Section 7 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of the Stock Appreciation Right, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

          (ii) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(a) or 7(b), an optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Board or the Committee having the right to determine the form of payment. Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(c), the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock at the date of such exercise over the Fair Market Value of one share of Stock at the date the Stock Appreciation Right was granted multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Board or the Committee having the right to determine the form of payment.

          (iii) No Stock Appreciation Right shall be transferable by the holder otherwise than by will or the laws of descent and distribution. All Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

          (iv) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(a) or Section 7(b), the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

          (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option pursuant to Section 7(a), may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

          (vi) In its sole discretion, the Board or the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 7, that such Stock Appreciation Right can be exercised only in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 13 below).

          (vii) The Board or the Committee, in its sole discretion, may also provide that in the event of a "Change of Control" and/or a "Potential Change of Control" (as defined in Section 13 below) the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the "Change of Control Price" (as defined in Section 13 below).

          (viii) Any exercise by a participant of all or a portion of a Stock Appreciation Right for cash, may only be made during the period beginning on the third business day following the date of the Company's release of its quarterly or annual summary statements of sales and earnings to the public and ending on the twelfth business day following such date; provided, however, that the foregoing shall not apply to any exercise by a participant of a Stock Appreciation Right for cash where the date of exercise is automatic or fixed in advance under the Plan and is outside the control of the participant.

SECTION 8.  RESTRICTED STOCK.

     (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Board or the Committee shall determine the Eligible Employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. However, in no event shall any restriction, including risk of forfeiture, attach to the Restricted Stock for a term to exceed ten years from the date such Stock was granted. The Board or the Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Board or the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

          (i) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Board or the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

          (ii) Each participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award, substantially in the following form:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Just For Feet, Inc. 1997 Employee Incentive Plan and a Restricted Stock Agreement entered into between the registered owner and Just For Feet, Inc. Copies of such Plan and Agreement are on file in the offices of Just For Feet, Inc., 7400 Cahaba Valley Road, Birmingham, Alabama 35242."

          (iii) The Board or the Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and Restricted Stock Award Agreements, during the period of six months after the award or such longer period as may be set by the Board or the Committee commencing on the grant date (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Board or the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Board or the Committee may determine, in its sole discretion.

          (ii) Except as provided in paragraph (c)(i) of this Section 8, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to receive any dividends.

          Dividends paid in cash with respect to shares of Restricted Stock shall not be subject to any restrictions or subject to forfeiture. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

          (iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section 8, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant, and the participant shall only receive the amount, if any, paid by the participant for such forfeited Restricted Stock.

          (iv) In the event of special hardship circumstances of a participant whose employment is involuntarily terminated (other than for Cause), the Board or the Committee may, in it sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

SECTION 9.  PERFORMANCE AWARDS.

     (a) Administration. Shares of Stock or a payment in cash may be distributed under the Plan upon the attainment of achievement objectives to a participant as a Performance Award. The Board or the Committee shall determine the Eligible Employees to whom the Performance Award is granted, the terms and conditions of the achievement objectives, the term of the performance period, and the level and form of the payment of the Performance Award.

     (b) Achievement Objectives. The Board or the Committee, at its sole discretion may establish, under this Section 9, achievement objectives either in terms of Company-wide objectives or in terms of objectives that are related to the specific performance of the participant or the division, subsidiary, department or function within the Company in which the participant is engaged.
A minimum level of achievement at the discretion of the Board or the Committee, may be established.

     If at the end of the performance period the specified objectives have been attained, the participant is deemed to have fully earned the Performance Award. If such achievement objectives have not been attained, the participant is deemed to have partly earned the Performance Award and becomes eligible to receive a portion of the total award, as determined by the Board or the Committee. If a required minimum level of achievement has not been met, the participant is entitled to no portion of the Performance Award. The Company may adjust the payment of awards or the achievement objectives if events occur or circumstances arise which would cause a particular payment or set of achievement objectives to be inappropriate as a measure of performance.

     (c) Terms and Conditions. A participant to whom a Performance Award has been granted is given achievement objectives to be reached over a specified period, the "performance period." Generally this period shall be not less than one year but in no case shall the period exceed five years.

     Any participant granted a Performance Award pursuant to this Section 9 who by reason of death, disability or retirement terminates his position with the Company before the end of the performance period is entitled to receive a portion of any earned Performance Award.

     A participant who terminates his position with the Company for any other reason forfeits all rights under the Performance Award.

SECTION 10.  LOAN PROVISIONS.

     With the consent of the Board or the Committee, the Company may make, or arrange for, a loan or loans to an Eligible Employee with respect to the exercise of any Stock Option granted under the Plan and/or with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder. The Board or the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, term and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

SECTION 11.  AMENDMENTS AND TERMINATION.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the right of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, or Performance Award theretofore granted, without the optionee's or participant's consent, or which without the approval of the shareholders would (i) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan; or (ii) change the category or class of employees eligible to receive Incentive Stock Options under the Plan.

     The Plan may at any time or from time to time be terminated, modified or amended by the affirmative vote of not less than a majority of the votes entitled to be cast thereon by the Company's stockholders. The Board or the Committee may amend the terms of any award or option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without his consent. The Board or the Committee may also substitute new Stock Options for previously granted Stock Options including options granted under other plans applicable to the participant and previously granted Stock Options having higher option prices.

SECTION 12.  UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing set forth herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board or the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or a payment in lieu of or with respect to awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 13.  CHANGE OF CONTROL.

     The following acceleration and valuation provisions shall apply in the event of a "Change of Control" as defined in this Section 13:

     (a) In the event of a "Change of Control" as defined in paragraph (b) of this Section 13, unless otherwise determined by the Board or the Committee in writing at or after grant, but prior to the occurrence of such Change of
Control:

          (i) any Stock Appreciation Rights and any Stock Options awarded under the Plan which have been outstanding for at least six months, if not previously exercisable and vested shall become fully exercisable and vested;

          (ii) with the exception of the six month restriction in Section 8(c)(i), the restrictions and deferral limitations applicable to any Restricted Stock award under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

          (iii) the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Awards shall, to the extent determined by the Board or the Committee at or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in paragraph (c) of this Section 13) as of the date the Change of Control occurs, or such other date as the Board or the Committee may determine prior to the Change of Control.

     (b) For purpose of paragraph (a) of this Section 13, a "Change of Control" means the happening of any of the following:

          (i) when any "person," as such term used in Section 13(d) and 14(d) of the Exchange Act (other than Harold Ruttenberg or any affiliate of Harold Ruttenberg, the Company or a Subsidiary or any Company employee benefit plan (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 50.01 percent or more of the combined voting power of the Company's then outstanding securities;

          (ii) when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

          (iii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.


     (c) For purposes of this Section 13, "Change of Control Price" means the highest price per share paid in any transaction reported on the Nasdaq Stock Market or the New York Stock Exchange Composite Tape, whichever then applies to the Stock, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding 60 day period as determined by the Board or the Committee, except that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Board or the Committee decides to cash out such options.

SECTION 14.  GENERAL PROVISIONS.

     (a) All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board or the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Board or the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any employee of the Company, any Subsidiary or any Affiliate, any right to continued employment with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

     (c) Each participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board or the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company (and, where applicable, its Subsidiaries and Affiliates), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. A participant may irrevocably elect to have the withholding tax obligations or, in the case of all awards hereunder except Stock Options which have related Stock Appreciation Rights, if the Board or the Committee so determines, any additional tax obligation with respect to any awards hereunder satisfied by (a) having the Company withhold shares of Stock otherwise deliverable to the participant with respect to the award or (b) delivering to the Company shares of unrestricted Stock.

     (d) At the time of grant or purchase, the Board or the Committee may provide in connection with any grant or purchase made under this Plan that the shares of Stock received as a result of such grant or purchase shall be subject to a right of first refusal, pursuant to which the participant shall be required to offer the Company any shares that the participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to provisions of
Section 14 hereof and to such other terms and conditions as the Board or the Committee may specify at the time of grant.

     (e) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 15.  EFFECTIVE DATE OF PLAN.

     The Plan shall be effective on the date it is approved by a majority vote of the Company's stockholders.

SECTION 16.  TERM OF PLAN.

     No Stock Option, Stock Appreciation Right, Restricted Stock or Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards theretofore granted may extend beyond that date.

                              JUST FOR FEET, INC.
                            7400 CAHABA VALLEY ROAD
                           BIRMINGHAM, ALABAMA 35242

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS.

  The undersigned hereby appoints Harold Ruttenberg and Scott C. Wynne, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of JUST FOR FEET, INC. to be held on Tuesday, June 24, 1997 at 2:30 p.m. at The Harbert Center, Beeson Room, 2019 Fourth Avenue North, Birmingham, Alabama, and any adjournment thereof:

 1. To elect six (6) directors for a term of one year and until their successors are elected and have qualified.

  [_]FOR all nominees        [_]WITHHOLD AUTHORITY to
     listed below (except       vote for all the
     as marked to the           nominees listed below
     contrary below)

   HAROLD RUTTENBERG, BART STARR, SR., MICHAEL P. LAZARUS, RANDALL L. HAINES,
    DAVID F. BELLET, EDWARD S. CROFT, III

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
   WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.
--------------------------------------------------------------------------------

 2. To approve the adoption of the Just For Feet, Inc. 1997 Employee Incentive Plan.

      [_] FOR      [_] AGAINST       [_] ABSTAIN

 3. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.
                    (continued and to be signed on reverse)

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                             Please date and sign this Proxy
                                             exactly as name(s) appears on the
                                             mailing label.

                                             __________________________________

                                             __________________________________

                                             Print Name(s) ____________________

                                             NOTE: When signing as an attor-
                                             ney, trustee, executor, adminis-
                                             trator or guardian, please give
                                             your title as such. If a corpora-
                                             tion or partnership, give full
                                             name by authorized officer. In
                                             the case of joint tenants, each
                                             joint owner must sign.

                                             Dated: ___________________________